SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report: November 12, 2003

(Date of earliest event reported): November 11, 2003

Prime Medical Services, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-22392	74-2652727
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1301 Capital of Texas Highway

Suite B-200

Austin, Texas 78746

(Address and Zip Code of Principal Executive Offices)

(512) 328-2892

(Registrant’s telephone number, including area code)

Item 5. Other Events and Required FD Disclosure.

On November 11, 2003, Prime Medical Services, Inc. issued a press release announcing that it had entered into a definitive Agreement and Plan of Merger with ABC Merger, Inc. and Medstone International, Inc. pursuant to which Prime would acquire Medstone. The Agreement and Plan of Merger and related Voting Agreement and press release are attached as Exhibits 10.1, 10.2 and 99.1, respectively, and are incorporated herein by reference.

Item 7. Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Exhibits.

The following exhibits are filed herewith:

Exhibit Number	Description

10.1	Agreement and Plan of Merger dated as of November 11, 2003, by and among Prime Medical Services, Inc., ABC Merger, Inc. and Medstone International, Inc.

10.2	Voting Agreement dated as of November 11, 2003, by and among Prime Medical Services, Inc., Medstone International, Inc., The Radlinski Family Trust and David Radlinski.

99.1	Press release dated November 11, 2003.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRIME MEDICAL SERVICES, INC.

Date: November 11, 2003	By:	/s/ John Q. Barnidge

John Q. Barnidge, Chief Financial Officer, Senior Vice President and Secretary

EXHIBIT INDEX

Exhibit Number		Description

10.1	*	Agreement and Plan of Merger dated as of November 11, 2003, by and among Prime Medical Services, Inc., ABC Merger, Inc. and Medstone International, Inc.

10.2	*	Voting Agreement dated as of November 11, 2003, by and among Prime Medical Services, Inc., Medstone International, Inc., The Radlinski Family Trust and David Radlinski.

99.1	*	Press release dated November 11, 2003.

*Filed herewith.